Exhibit 99.2
Unaudited Pro Forma Combined Financial Statements
(Dollar amounts in thousands, except per share data)
On January 31, 2006, Triple-S Management Corporation (TSM or the “Corporation”) completed the acquisition of 100% of the issued and outstanding shares of common stock of Great American Life Assurance Company of Puerto Rico (“GA Life”) for $37.5 million. The closing was made in conformity with the terms of the Stock Purchase Agreement between the Corporation and Great American Financial Resources, Inc. that was executed on December 15, 2005. To finance this acquisition, on January 31, 2006, the Corporation closed the issuance of $35.0 million of its 6.70% Senior Unsecured Notes due January 2021 (the “Notes”) in a private placement to various institutional investors pursuant to a Note Purchase Agreement. Pursuant to the Note Purchase Agreement, the Corporation will pay interest on the outstanding balance of the Notes at the rate of 6.70% per annum from the date of the issuance of the Notes, payable monthly commencing on March 1, 2006, until such principal becomes due and payable.
For accounting purposes, this transaction will be accounted for as a purchase business combination with TSM treated as the acquirer, using TSM’s historical financial information and applying fair value estimates to the acquired assets and liabilities of GA Life as of January 31, 2006.
The preliminary unaudited pro forma combined balance sheet at December 31, 2005 combines the historical consolidated balance sheet of the Corporation and GA Life, giving effect to the acquisition as if it had been consummated on December 31, 2005. The preliminary unaudited pro forma combined statement of earnings for the year ended December 31, 2005 combines the historical consolidated statement of earnings of the Corporation and GA Life giving effect to the acquisition as if it had occurred on January 1, 2005. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the Corporation, and (iii) factually supportable.
The information provided in these unaudited pro forma combined financial statements should be read in conjunction with the:
•	Accompanying notes to the unaudited pro forma combined financial statements;

•	The Corporation’s separate historical audited consolidated financial statements as of and for the year ended December 31, 2005 included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005;

•	GA Life’s separate historical audited financial statements as of and for the year ended December 31, 2005, included as Exhibit 99.1 of this Current Report on Form 8-K.
The preliminary unaudited pro forma combined financial statements have been prepared for information purposes only. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not pretend to project the future financial position or operating results of operations of the combined company. The unaudited pro forma combined financial statements do not consider the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions.
The unaudited pro forma combined financial statements have been prepared using the purchase method of accounting with TSM treated as the acquirer. Accordingly, TSM’s estimated costs to acquire GA Life have been allocated to the acquired assets and liabilities based upon their estimated fair values at December 31, 2005. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustment may be materially different from the preliminary unaudited pro forma adjustments presented herein.

Unaudited Pro Forma Combined Balance Sheet
(Dollar amounts in thousands, except per share data)

	Historical	Historical	Reclassification	Adjustments (a)	Pro Forma		Pro Forma
	TSM	GA Life	TSM	GA Life	Adjustments		Combined

Investments and cash:
Securities held for trading, at fair value — equity securities	$78,215	—	—	—	—		78,215
Securities available for sale, at fair value
Fixed maturities	515,174	191,029	—	—	—		706,203
Equity securities	51,810	2,494	—	—	—		54,304
Securities held to maturity, at amortized cost — fixed maturities	21,129	—	—	—	—		21,129
Policy loans	—	4,743	—	—	—		4,743
Cash and cash equivalents	48,978	9,146	—	—	(3,196	) (b)	54,928

Total investments and cash	715,306	207,412	—	—	(3,196)		919,522

Premium and other receivables, net	244,038	6,559	—	—	(119,035	) (c)	131,562
Deferred policy acquisition costs and value of business acquired	81,568	21,793	—	—	1,217	(d)	104,578
Property and equipment	34,709	1,489	—	—	—		36,198
Net deferred tax asset	2,151	—	—	—	—		2,151
Other assets	59,690	403	—	—	(696	) (e)	59,397

Total assets	$1,137,462	237,656	—	—	(121,710)		1,253,408

Policy and claim liabilities:
Claims processed and incomplete	$139,694	—	—	4,179	—		143,873
Future policy benefits	—	49,072	109,225	—	9,656	(f)	167,953
Unreported losses	143,224	8,648	—	(4,479)	—		147,393
Unpaid loss-adjustment expenses	14,645	—	—	300	—		14,945

Total policy and claim liabilities	297,563	57,720	109,225	—	9,656		474,164

Future policy benefits reserve related to funds withheld reinsurance	118,635	—	(118,635)	—	—		—
Funds held under reinsurance treaties	—	118,635	—	—	(118,635	) (g)	—
Unearned premiums	95,703	580	1,088	—	—		97,371
Annuity contracts	41,738	3,739	8,322	—	—		53,799
Liability to Federal Employees’ Health Benefits Program	4,356	—	—	—	—		4,356
Accounts payable and accrued liabilities	106,468	6,583	—	—	(1,096	) (h)	111,955
Short-term borrowings	1,740	—	—	—	—		1,740
Long-term borrowings	150,590	—	—	—	35,000	(i)	185,590
Deferred tax liability	—	3,709	—	—	55	(j)	3,764
Additional minimum pension liability	11,966	—	—	—	—		11,966

Total liabilities	828,759	190,966	—	—	(75,020)		944,705

Common stock	356	2,500	—	—	(2,500	) (k)	356
Additional paid-in capital	150,408	36,762	—	—	(36,762	) (l)	150,408
Retained earnings	162,964	—	—	—	—		162,964
Accumulated other comprehensive income (loss)	(5,025)	7,428	—	—	(7,428	) (m)	(5,025)

Total stockholders’ equity	308,703	46,690	—	—	(46,690)		308,703

Total liabilities and stockholders equity	$1,137,462	237,656	—	—	(121,710)		1,253,408

Unaudited Pro Forma Combined Statement of Earnings
(Dollar amounts in thousands, except per share data)

	Historical	Historical	Reclassification	Adjustments (a)	Pro Forma		Pro Forma
	TSM	GA Life	TSM	GA Life	Adjustments		Combined

Revenue:
Premiums earned, net	$1,380,204	70,180	—	—	—		1,450,384
Amounts attributable to self-funded arrangements	210,905	—	—	—	—		210,905
Less amounts attributable to claims under self-funded arrangements	(196,460)	—	—	—	—		(196,460)

	1,394,649	70,180	—	—	—		1,464,829

Net investment income	29,029	15,936	—	(4,389)	(433)	(b)	40,143
Net realized investment gains	7,161	—	—	4,389	—		11,550
Net unrealized investment loss on trading securities	(4,709)	—	—	—	—		(4,709)
Other income, net	3,732	—	—	—	—		3,732

Total revenue	1,429,862	86,116	—	—	(433)		1,515,545

Benefits, claims and expenses:
Benefits, claims and claim adjustment expenses	1,208,367	34,326	—	—	(376)	(c)	1,242,317
Operating expenses, net of reimbursement for services	181,703	32,801	(23,401)	(9,793)	—		181,310
Amortization of deferred policy acquisition costs and value of business acquired	—	1,484	23,401	9,793	301	(d)	34,979
Interest expense	7,595	1,168	—	—	2,345	(e)	11,108

Total benefits, claims and expenses	1,397,665	69,779	—	—	2,270		1,469,714

Income before taxes	32,197	16,337	—	—	(2,703)		45,831

Income tax expense (benefit):
Current	3,924	631	—	—	(946)	(f)	3,609
Deferred	(160)	(1,427)	—	—	—		(1,587)

Total income taxes	3,764	(796)	—	—	(946)		2,022

Net income	$28,433	17,133	—	—	(1,757)		43,809

Basic net income per share	$3,193					(g)	4,920

Weighted average of common shares outstanding	8,904					(g)	8,904

Notes to the Unaudited Pro Forma Combined Financial Statements
(Dollar amounts in thousands, except per share data)
Note 1 — Basis of Pro Forma Presentation
On January 31, 2006, Triple-S Management Corporation (TSM or the “Corporation”) completed the acquisition of 100% of the issued and outstanding shares of common stock of Great American Life Assurance Company of Puerto Rico (“GA Life”) for $37,500. The closing was made in conformity to the terms of a Stock Purchase Agreement between the Corporation and Great American Financial Resources, Inc. that was executed on December 15, 2005. In order to finance this acquisition on January 31, 2006, the Corporation closed the issuance of $35,000 million of its 6.70% Senior Unsecured Notes due January 2021 (the “Notes”) in a private placement to various institutional investors pursuant to a Note Purchase Agreement. Pursuant to the Note Purchase Agreement, the Corporation will pay interest on the outstanding balance of the Notes at the rate of 6.70% per annum from the date of the issuance of the Notes, payable monthly commencing on March 1, 2006, until such principal shall have become due payable.
For accounting purposes, this transaction will be accounted for as a purchase business combination with TSM treated as the acquirer, using TSM’s historical financial information and applying fair value estimates to the acquired assets and liabilities of GA Life as of January 31, 2006.
The preliminary unaudited pro forma combined balance sheet at December 31, 2005 combines the historical consolidated balance sheet of the Corporation and GA Life, giving effect to the acquisition as if it had been consummated on December 31, 2005. The preliminary unaudited pro forma combined statement of earnings for the year ended December 31, 2005 combines the historical consolidated statement of earnings of the Corporation and GA Life giving effect to the acquisition as if it had occurred on January 1, 2005. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the Corporation, and (iii) factually supportable.
Note 2 — Estimated Purchase Price Allocation
On the effective date of the stock purchase agreement the Corporation paid $37,500 to GA Life’s former parent company. In addition, the Corporation paid costs directly related to the acquisition of GA Life amounting to $696. These costs are considered part of the acquisition costs of GA Life. The Corporation intends to determine the fair value of acquired assets as of January 31, 2006. The purchase price will then be allocated the fair value of GA Life’s net assets, including the identified intangible net asset, which is the value of business acquired. For purposes of the unaudited pro forma financial statements, the Corporation used the estimated fair value of net acquired assets as of December 31, 2005 and a preliminary value has been assigned to the value of business acquired.
For purposes of the unaudited pro forma combined financial statements the purchase price allocation has been estimated as follows:

Cash payment to GA Life’s former parent company	$37,500
Cash paid for costs directly related to the acquisition	696

Total purchase price	$38,196

Net tangible assets acquired as of December 31, 2005	$18,950
Intangible asset — Value of business acquired	23,010
Deferred tax liability	(3,764)

Fair value of net assets acquired as of December 31, 2005	$38,196

The estimated fair value of the value of business acquired was actuarially determined by discounting after-tax profits at a risk rate of return equal to roughly 12%. After-tax profits were forecasted based upon models of the in force as of December 31, 2005, actual invested assets as of that date and best-estimate actuarial assumptions regarding premium income, claims, persistency, expenses and investment income

Notes to the Unaudited Pro Forma Combined Financial Statements
(Dollar amounts in thousands, except per share data)
accruing from invested assets plus reinvestment of positive cash flows. The best-estimate actuarial assumptions were based upon GA Life’s recent experience in each of its major life and health insurance product lines. The amount of value of business acquired is to be amortized, considering interest, over the anticipated premium-paying period of the related policies in proportion to the ratio of annual premium revenue to the expected total premium revenue to be received over the life of the policies.
A deferred tax liability was established, for pro forma financial statement purposes, related to the difference between the book basis and tax basis amounts of investment in securities. This deferred tax liability was estimated using an enacted capital gain tax rate of 20%.
These estimates are subject to change, based on actual information as of January 31, 2006, the actual date of the acquisition, and continuing refinement of the methodologies underlying actuarial estimates. As a result, the amount of the final purchase price allocation could differ materially from the amounts presented in the unaudited pro forma combined financial statements.
Note 3 — Pro Forma Adjustments
The pro forma adjustments related to the unaudited pro forma combined balance sheet as of December 31, 2005 assume that the acquisition occurred on December 31, 2005. The pro forma adjustments to the preliminary unaudited combined statement of earnings for the year ended December 31, 2005 assume that the acquisition occurred on January 1, 2005.
The following pro forma adjustments result from the estimated allocation of the purchase price for the acquisition based on the fair value of the assets and liabilities acquired from GA Life. The amounts and description related to the preliminary adjustments are as follows:
Adjustments to the Unaudited Pro Forma Combined Balance Sheet
(a)	Reclassification adjustments — Certain reclassification adjustments were made to TSM and GA Life’s historical amounts to present certain balances in a consistent format. Even when the Corporation has completed a preliminary review of each entity’s financial reporting; additional reclassifications may be identified in the future.
(b)	Cash and cash equivalents — On January 31, 2006, upon completing the acquisition of GA Life, TSM paid GA Life’s former parent company $37,500. In addition, TSM paid $696 of costs directly related to this acquisition (see note 2). These cash outflows were partially funded through the issuance and sale of TSM’s 6.7% Senior Unsecured Notes amounting to $35,000 (see item (h)). These transactions resulted in a net decrease in cash and cash equivalents of $3,196.
(c)	Premiums and other receivables, net — Represents the combined amount of the following entries that eliminate transactions between the Corporation and GA Life:

•	Elimination of the funds withheld receivable recorded in TSM’s historical financial statements in accordance with the coinsurance funds withheld agreement with GA Life (see item (f)).	$118,635

•	Elimination of the reinsurance assumed receivable recorded in TSM’s historical financial statements in accordance with the coinsurance funds withheld agreement with GA Life (see item (g)).	400

	Amount of pro forma adjustment	$119,035

(d)	Deferred policy acquisition costs and value of business acquired — As of December 31, 2005 GA Life had recorded a combined balance of deferred policy acquisition cost and value of business acquired amounting to $21,793. Therefore, in the unaudited pro forma combined balance sheet a pro forma

Notes to the Unaudited Pro Forma Combined Financial Statements
(Dollar amounts in thousands, except per share data)
adjustment of $1,217 was made in order to increase this balance to the estimated fair value of the value of business acquired determined in the preliminary purchase price allocation, which amounted to $23,010 (see note 2).

(e)	Other assets — Represents the elimination of the costs directly related to the acquisition of GA Life amounting to $696, which as of December 31, 2005 were included as an other asset and as accrued expenses in TSM’s historical financial statements (see item (f)).
(f)	Future policy benefits — This pro forma adjustment of $9,656 was done to adjust the value of this liability to its estimated fair market value. Actuarial reserves for future contract obligations and related expenses were established for business subject to SFAS No. 60, Accounting and Reporting by Insurance Enterprises, based upon the same actuarial assumptions regarding premium income, claims, persistency and expenses, used in the development of the estimated fair value of the value of business acquired, with the addition of margins for adverse deviation. The reserve for each in force contract equal to the present value of anticipated benefits and expenses, less the present value of the amortization of net premiums, all discounted with interest at 5% per annum. Actuarial reserves for future contract obligations and related expenses were established for business subject to SFAS No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments, equal to the account value for each contract. These estimates are subject to change, based on actual information as of January 31, 2006, the actual date of the acquisition, and continuing refinement of the methodologies underlying these estimates. As a result, the final amount could differ materially from the amounts presented in the unaudited pro forma combined financial statements.
(g)	Funds held under reinsurance treaties — Represents the elimination of the balance amounting to $118,635 recorded in GA Life’s historical financial statements in accordance with the coinsurance funds withheld agreement with the Corporation (see item (c)).
(h)	Accounts payable and accrued liabilities — Represents the combined amount of the following entries:

•	Elimination of the costs directly related the acquisition of GA Life, which as of December 31, 2005 were included within the accrued expenses in TSM’s historical financial statements (see item (e)).	$696

•	Elimination of the reinsurance ceded payable recorded in GA Life’s historical financial statements in accordance with the coinsurance funds withheld agreement with the Corporation (see item (c)).	400

	Amount of pro forma adjustment	$1,096

(i)	Long-term borrowings — Represents the issuance of the Corporation’s 6.7% Senior Unsecured Notes amounting to $35,000 (see item (b)).
(j)	Deferred tax liability — As of December 31, 2005 GA Life has recorded a deferred tax liability amounting to $3,709. Therefore in the unaudited pro forma combined balance sheet a pro forma adjustment of $55 was made to increase this balance to the amount estimated in the preliminary purchase price allocation. No pro forma adjustment was made in the unaudited pro forma combined statement of earnings related to deferred taxes since the amount already considered in the statement of earnings approximates the deferred taxes charged to operations according to the balances determined upon the preliminary purchase price allocation.
(k)	Common stock — Represents the elimination of GA Life’s common stock amounting to $2,500 for pro forma combination purposes.

Notes to the Unaudited Pro Forma Combined Financial Statements
(Dollar amounts in thousands, except per share data)
(l)	Additional paid-in capital — Represents the elimination of GA Life’s additional paid-in capital amounting to $36,762 for pro forma combination purposes.
(m)	Accumulated other comprehensive income — Represents the elimination of GA Life’s accumulated other comprehensive income amounting to $7,428 for pro forma combination purposes.
Adjustments to the Unaudited Pro Forma Combined Statement of Earnings
(a)	Reclassification adjustments — Certain reclassification adjustments were made to TSM and GA Life’s historical amounts to present certain balances in a consistent format. Even when the Corporation has completed a preliminary review of each entity’s financial reporting; additional reclassifications may be identified in the future.
(b)	Net investment income — This pro forma adjustment represents GA Life’s anticipated additional bond premium amortization of approximately $433 due to the fair value accounting of its investment in securities.
(c)	Benefits, claims and claim adjustment expenses — Represents the effect in the statement of earnings of the changes to the future policy benefits described for the balance sheet pro forma adjustment (f).
(d)	Amortization of deferred policy acquisition costs and value of business acquired — Represents the effect in the statement of earnings of the adjustment to the value of business acquired described in note 2 and for the balance sheet pro forma adjustment (d).
(e)	Interest expense — Represents the interest related to the 6.7% Senior Unsecured Notes amounting to $35,000. The annual interest expense related to this note amounts to $2,345.
(f)	Current income tax expense — Represents the tax effect of the other pro forma adjustments done to the statement of earnings. The tax effect was estimated using an effective tax rate of 35% since TSM and GA Life are taxed differently under Puerto Rico income tax law. TSM is subject to Puerto Rico income taxes as a regular corporation at an enacted tax rate of 39%. GA Life, as a qualified domestic life insurance company doing business in Puerto Rico, is only subject to the alternative minimum tax and taxes on its capital gains, as applicable. The alternative minimum tax results in an effective tax rate of 11%.
(g)	Earnings per share — Amount was calculated based on the historical combined net income of the Corporation and GA Life giving effect to the pro forma adjustments done to the statement of earnings as described above. TSM’s historical weighted average of shares was used to calculate the pro forma earnings per share.